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                                                                       EXHIBIT 5

                                 March 27, 1995


Harken Energy Corporation
5605 N. MacArthur Boulevard
Suite 400
Irving, Texas 75038

Gentlemen:

         Harken Energy Corporation, a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission (the "Commission") on or about March 27, 1995, a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Act"), in connection with the proposed offering of (a) 213 warrants (the "Harken Warrants") to purchase an aggregate of up to 750,000 shares of common stock, $.01 par value per share ("Harken Common Stock"), of the Company; and (b) an aggregate of up to 11,000,000 shares (the "Shares") of Harken Common Stock, including shares of which may be issued from time to time upon the exercise of the Harken Warrants and Unexchanged Search Warrants (the "Warrant Shares"). Capitalized terms used and not defined herein have the respective meaning given such term in the Registration Statement.

         I have acted as counsel to the Company in connection with the preparation of the Registration Statement. In reaching the opinions set forth herein, I have reviewed the Merger Agreement including all amendments thereto through the date hereof (the "Amendment") and, except as set forth below, such other agreements, certificates of public officials and officers of the Company, records, documents, and matters of law that I deemed relevant.

         Based on and subject to the foregoing and subject further to the assumptions, exceptions, and qualifications hereinafter stated, I am of the opinion that:

         1. Subject to compliance with applicable federal and state securities laws (as to which I express no opinion), the Shares (excluding the Warrant Shares) and the Harken Warrants, when issued in accordance with the terms of the Merger Agreement, will be duly authorized, validly issued, fully paid, and nonassessable.

         2. Subject to compliance with applicable federal and state securities laws (as to which I express no opinion), the Warrant Shares, when issued in accordance with the terms of the Harken Warrants and the Unexchanged Search Warrants governing their issuance, will be duly authorized, validly issued, fully paid, and nonassessable.

         The opinions expressed above are subject to the following assumptions, exceptions, and qualifications:
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Harken Energy Corporation
March 27, 1995
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         I have assumed that (a) all information contained in all documents reviewed by me is true and correct, (b) all signatures on all documents reviewed by me are genuine, (c) all documents submitted to me as originals are true and complete, (d) all documents submitted as copies are true and complete copies of the originals thereof, (e) Search Exploration, Inc. ("Search") has all power and authority to execute, deliver, and perform its obligations under the Merger Agreement and the Amendment, that the Merger Agreement and the Amendment have been duly and validly authorized, executed, and delivered by Search, and that the Merger Agreement and the Amendment are the valid and binding obligation of Search, enforceable against such Search in accordance with its terms, (f) each natural person signing any document reviewed by me had the legal capacity do to so, (g) each person signing in a representative capacity any document reviewed by me had authority to sign in such capacity, and (h) the laws of any jurisdiction other than Texas that govern any of the documents reviewed by me do not modify the terms that appear in any such document.

         The opinions expressed above are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. You should be aware I am not admitted to the practice of law in the State of Delaware and the opinion herein as to the General Corporation Law of the State of Delaware is based solely upon the unofficial compilation thereof contained in the Prentice-Hall Information Services Corporation Statutes at February, 1995.

         In rendering the opinions set forth above, I have assumed that there are no agreements, indentures, mortgages, deeds of trust, or instruments that affect the ability of the Company to issue the Harken Warrants or the Shares.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus included therein. In giving such consent, I do not admit that I come within the category of persons whose consent is required by
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,

                                         /s/ LARRY E. CUMMINGS
                                         Larry E. Cummings